Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 5, 2012.

LegalZoom.com, Inc.

By:	/s/ JOHN SUH
John Suh
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Suh and Fred Krupica, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of LegalZoom.com, Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN SUH	Chief Executive Officer and Director	April 5, 2012
John Suh	(principal executive officer)

/s/ FRED KRUPICA	Chief Financial Officer
Fred Krupica	(principal financial officer and principal	April 5, 2012
accounting officer)

/s/ BRIAN LIU	Chairman	April 5, 2012
Brian Liu

/s/ SUSAN DECKER	Director	April 5, 2012
Susan Decker

/s/ ALAN SPOON	Director	April 5, 2012
Alan Spoon

/s/ JASON TREVISAN	Director	April 5, 2012
Jason Trevisan